EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD TRUST PROVIDES UPDATE ON MORTGAGE EXTENSIONS

Company Makes Strategic Decision to Reduce Leverage and Conserve Cash

DALLAS, July 7, 2023 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today provided an update on the extensions for its KEYS loan pools, which had an initial maturity date in June 2023. Each of the KEYS loan pools had an extension test that required the hotels secured by each loan to achieve a certain debt yield in order to qualify for the one-year extension. None of the KEYS loan pools achieved the required debt yield tests, but the Company had the right to pay down the loans by the amount needed to comply with the required tests. The Company has extended its KEYS Pool C loan – secured by five hotels with a paydown of approximately $62 million, its KEYS Pool D loan – secured by five hotels with a paydown of approximately $26 million, and its KEYS Pool E loan – secured by five hotels with a paydown of approximately $41 million. In the interest of protecting stockholder value and liquidity, the Company has elected not to make the required paydowns to extend its KEYS Pool A loan – secured by seven hotels, its KEYS Pool B loan – secured by seven hotels, and its KEYS Pool F loan – secured by five hotels (collectively, the hotels secured by such KEYS loan pools, the “Non-Extended KEYS Hotels”). The Company has been in discussions with the lenders on these loan pools seeking modifications to the extension tests, but at this time, it appears that the most likely outcome will be a consensual transfer of these hotels to the respective lenders.
The Company believes it’s in the best interest of its common and preferred stockholders to not make the required paydown of approximately $255 million for the Non-Extended KEYS Hotels. Based on its estimates of hotel values and supported by recent comparable transactions and brokers opinion of value, the Company believes that there is negative equity value in the Non-

Extended KEYS Hotels as evidenced by the combined trailing 12-month Net Operating Income debt yield of 5.6% through the first quarter of 2023. The current interest rate for the KEYS A, B and F loans is approximately 8.8%. Based on the current level of operating performance and the current SOFR rate, the Non-Extended KEYS Hotels were not covering debt service. The Company marketed two of these pools for sale and did not receive any bids above the existing loan balances. By not extending these loan pools, the Company will save $255 million in required paydowns as well as approximately $80 million in capital expenditures at these hotels through 2025. The Non-Extended KEYS Hotels are expected to require capital expenditures that average over 18% of annual revenues through 2025 compared to the industry standard capital expenditure reserve of 4%-5% of annual revenues. For the most part, the Non-Extended KEYS Hotels are located in markets that have experienced significant headwinds throughout their post-pandemic recoveries, and a number of these markets are not forecasted to reach pre-pandemic topline levels until 2025 or 2026. Through the first quarter of 2023, trailing 12-month total revenue for the Non-Extended KEYS Hotels was down 13% compared to total revenue for 2019, while total revenue for the rest of the Ashford Trust portfolio was only down 1% compared to 2019. Also, the Non-Extended KEYS Hotels have experienced higher growth in expenses compared to the balance of the Ashford Trust portfolio. Through the first quarter of 2023, trailing 12-month total labor cost per occupied room for the Non-Extended KEYS Hotels was up 27% compared to 2019, while total labor cost per occupied room for the rest of the Ashford Trust portfolio was up 12% compared to 2019. The Non-Extended KEYS Hotels only generated approximately 10% of the Company’s trailing 12-month Hotel EBITDA and the Company’s RevPAR will increase approximately 3% by removing these lower RevPAR hotels from the portfolio.
The removal of these assets and the corresponding debt from the Company’s financial statements will decrease the Company’s net debt to gross assets by over three percentage points. After the removal of the Non-Extended KEYS Hotels from the Company’s portfolio and taking into account hotels that the Company expects will exit their respective cash traps after second quarter operating results are finalized, only four of the Company’s hotels will remain in cash traps.
“This is a prudent economic decision that reflects a comprehensive capital management process by the Company, which explored and assessed multiple options for these assets including refinancing, extensions, and potential asset sales,” commented Rob Hays, Ashford Trust’s

President and Chief Executive Officer. “The recent amendment to our corporate financing provides us with added flexibility regarding these loan pools. Proactively choosing not to extend three of these loan pools improves our balance sheet by lowering leverage and materially improves our future cash flows. The combination of the paydowns and the removal of the debt associated with the pools we are not extending will lower our debt by approximately $700 million, or more than 18%. With the KEYS loan pool extensions behind us, our next final maturity is our Morgan Stanley loan pool secured by 17 hotels, which matures in November, and we currently believe that loan should be able to be extended with no paydown required. While the hotel debt markets continue to be challenging, we believe we are well-positioned for our upcoming maturities, and our portfolio continues to generate strong operating performance. From a capital structure and balance sheet perspective, we will continue to focus on paying off our corporate financing and raising capital through our non-traded preferred stock.”
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

KEYS A Loan Pool Hotels:
Courtyard Columbus Tipton Lakes – Columbus, IN
Courtyard Old Town – Scottsdale, AZ
Residence Inn Hughes Center – Las Vegas, NV
Residence Inn Phoenix Airport – Phoenix, AZ
Residence Inn San Jose Newark – Newark, CA
SpringHill Suites Manhattan Beach – Hawthorne, CA
SpringHill Suites Plymouth Meeting – Plymouth Meeting, PA

KEYS B Loan Pool Hotels:
Courtyard Basking Ridge – Basking Ridge, NJ
Courtyard Newark Silicon Valley – Newark, CA
Courtyard Oakland Airport – Oakland, CA
Courtyard Plano Legacy Park – Plano, TX
Residence Inn Plano – Plano, TX
SpringHill Suites BWI Airport – Baltimore, MD
TownePlace Suites Manhattan Beach – Hawthorne, CA

KEYS C Loan Pool Hotels:
Hyatt Coral Gables – Coral Gables, FL
Hilton Ft. Worth – Fort Worth, TX
Hilton Minneapolis Airport – Bloomington, MN
Sheraton San Diego – San Diego, CA
Sheraton Bucks County, PA – Langhorne, PA

KEYS D Loan Pool Hotels:
Marriott Beverly Hills – Los Angeles, CA
One Ocean Resort – Atlantic Beach, FL
Marriott Suites Dallas – Dallas, TX
Hilton Santa Fe – Santa Fe, NM
Embassy Suites Dulles – Herndon, VA

KEYS E Loan Pool Hotels:
Marriott Fremont – Fremont, CA
Embassy Suites Philadelphia – Philadelphia, PA
Marriott Memphis – Memphis, TN
Sheraton Anchorage – Anchorage, AK
Lakeway Resort Austin – Lakeway, TX

KEYS F Loan Pool Hotels:
Embassy Suites Flagstaff – Flagstaff, AZ
Embassy Suites Walnut Creek – Walnut Creek, CA
Marriott Bridgewater – Bridgewater, NJ
Marriott Research Triangle Park – Durham, NC
W Atlanta Downtown – Atlanta, GA

KEYS Pools A, B and F
Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and Hotel Net Operating Income
Twelve Months Ended March 31, 2023
(Unaudited, in thousands)

Net income (loss)	$(25,356)
Non-property adjustments	(25)
Interest income	(67)
Interest expense	36,792
Amortization of loan costs	35
Depreciation and amortization	26,607
Income tax expense (benefit)	—
Non-hotel EBITDA ownership expense	1,141
EBITDA	39,127
FFE reserve	(7,193)
Net operating income	$31,934

KEYS Pools C, D and E
Reconciliation of Hotel Net Income (Loss) to Hotel EBITDA and Hotel Net Operating Income
Twelve Months Ended March 31, 2023
(Unaudited, in thousands)

Net income (loss)	$(18,907)
Non-property adjustments	(76)
Interest income	(8)
Interest expense	48,365
Amortization of loan costs	227
Depreciation and amortization	33,568
Income tax expense (benefit)	—
Non-hotel EBITDA ownership expense	2,003
EBITDA	65,172
FFE reserve	(9,795)
Net operating income	$55,377

All information in these tables is based upon unaudited operating financial data for the twelve month period ended March 31, 2023. This data has not been audited or reviewed by the Company’s independent registered public accounting firm. The financial information presented could change.
EBITDA is defined as net income (loss), computed in accordance with generally accepted accounting principles (“GAAP”), before interest, taxes, depreciation and amortization. Net operating income is hotel EBITDA minus a capital expense reserve of either 4% or 5% of gross revenues. Net operating income debt yield is defined as the trailing 12 month net operating income divided by the outstanding debt amount.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.